Sterling Bancorp
400 Rella Boulevard
Montebello, NY 10901-4243

News Release	T 845.369.8040
F 845.369.8255

http://www.sterlingbancorp.com

FOR IMMEDIATE RELEASE
April 30, 2014

STERLING BANCORP CONTACT:
Luis Massiani, EVP & Chief Financial Officer
845.369.8040

Sterling Bancorp Announces Redemption of Certain Trust Preferred Securities

MONTEBELLO, NY - (Marketwired) - April 30, 2014 - Sterling Bancorp (NYSE: STL) announced today that Sterling Bancorp Trust I (NYSE: STL-PrA) (the “Trust”) will redeem all its issued and outstanding 8.375% Cumulative Trust Preferred Securities (the “trust preferred securities”) on Sunday, June 1, 2014 (the “redemption date”). The redemption price will be the liquidation amount of $10 per trust preferred security plus accrued and unpaid interests to the redemption date for a total of $10.14 per trust preferred security. In accordance with the terms of the trust preferred securities, because the redemption date occurs on a date other than a business day, payment of the redemption price on each trust preferred security will occur on Monday, June 2, 2014 (without any accumulation of, or payment for, any distributions or interest during the time from the redemption date until Monday, June 2, 2014). The aggregate principal amount of trust preferred securities outstanding is approximately $25 million. The complete terms and conditions of the redemption are set forth in the notice to the holders of the trust preferred securities.

In connection with the redemption of the trust preferred securities, Sterling Bancorp will redeem all of its outstanding 8.375% Junior Subordinated Deferrable Interest Debentures (the “debentures”). All of the debentures are held by the Trust, and the proceeds from the redemption of the debentures will be applied to redeem the trust preferred securities and the Trust’s common securities. The redemption price will be deposited with the Depository Trust Company (“DTC”), the sole record holder of the trust preferred securities, or its nominee, who will distribute the redemption price to the beneficial holders of the trust preferred securities as reflected on DTC’s records.

The redemption agent is The Bank of New York Mellon. Any questions relating to this redemption or the loss of a trust preferred security should be directed to The Bank of New York Mellon, Trustee Bondholder Relations at (800) 254-2826.

About Sterling Bancorp
Headquartered in Montebello, N.Y., Sterling Bancorp is the holding company for Sterling National Bank, a growing full service commercial bank with $6.9 billion in assets that specializes in the delivery of service and solutions to business owners, their families, and consumers in communities within the greater New York City metropolitan region through teams of dedicated and experienced relationship managers. Sterling National Bank offers a complete line of commercial, business, and consumer banking products and services. For more information, visit the Sterling Bancorp web site at www.sterlingbancorp.com.

Special Note Regarding Forward-Looking Statements
Certain statements in this press release, including but not limited to, statements as to redemption of the trust preferred securities and the debentures are not historical facts, are "forward-looking statements" as defined in the Securities Exchange Act of 1934. These statements are not historical facts but instead are subject to numerous assumptions, risks and uncertainties, and represent only the Company's belief regarding future events, many of which, by their nature, are inherently uncertain and outside its control.

Any forward-looking statements the Company may make speak only as of the date on which such statements are made. The Company's actual results and financial position may differ materially from the anticipated results and financial condition indicated in or implied by these forward-looking statements. For a discussion of some of the risks and important factors that could affect the Company's future results and financial condition, see "Management’s Discussion and Analysis of Financial Condition and Results of Operations - Forward-Looking Statements and Factors That Could Affect Future Results" in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2013.

STERLING BANCORP CONTACT:

Luis Massiani
EVP & Chief Financial Officer
845.369.8040

Edward Nebb
Investor Relations Advisor
203.972.8350

Sterling Bancorp
400 Rella Boulevard
Montebello, NY 10901-4243
T 845.369.8040
F 845.369.8255
http://www.sterlingbancorp.com